SECTION 368(a)(1)(B) REORGANIZATION AGREEMENT

         THIS SECTION 368 (a) (1) (B) REORGANIZATION AGREEMENT made as of this 16th day of December, 1997 (to be effective January 1, 1998) by and among:

         TREN PROPERTY CORP., a Delaware corporation with its registered office located at 1313 N. Market Street, Wilmington, Delaware,19801 (hereinafter referred to as the "COMPANY")

                                       AND

         EDWARD E. LITWAK, the founder and sole stockholder of GEMMA GLOBAL, INC., a Nevada corporation with its primary office at 12868 Via Latina, Del Mar, California 92014 (hereinafter referred to as "STOCKHOLDER")

WITNESSETH THAT:

         WHEREAS, STOCKHOLDER has organized GEMMA GLOBAL, INC. for the purpose of engaging in the design, manufacture, import, distribution and sale of womens' and childrens' shoes and related products;

         WHEREAS, STOCKHOLDER negotiated, prior to the incorporation of GEMMA GLOBAL, INC. for two licenses to use the likenesses and names of Jennifer Gucci and Gemma Gucci, which licenses have been assigned to the corporation;

         WHEREAS, COMPANY has also been organized to engage in the sale and marketing of shoes, but does not have the type of licenses held by GEMMA GLOBAL, INC. and COMPANY desires to acquire GEMMA GLOBAL, INC. in order to strengthen its position;

         WHEREAS, COMPANY is willing to acquire GEMMA GLOBAL, INC. in a so-called "B" Reorganization (tax-free, stock-for-stock exchange), whereby GEMMA GLOBAL, INC. will become a subsidiary of COMPANY, and STOCKHOLDER is agreeable to such acquisition;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained hereinbelow, intending to be legally bound, the parties have agreed as follows:


                                        I
                               THE REORGANIZATION

1. "B" REORGANIZATION. (a) STOCKHOLDER and COMPANY hereby agree to have COMPANY acquire all of the issued and outstanding capital stock of GEMMA GLOBAL, INC. in exchange solely for Common Stock of COMPANY in a tax-free stock-for-stock exchange pursuant to Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

(b) The stock-for-stock B Reorganization as set forth in Paragraph 2 following shall be effected as of 12:01 A.M. on January 1, 1998.

(c) STOCKHOLDER represents and warrants that he is taking, and will hold, such shares for investment. STOCKHOLDER acknowledges, agrees and represents that:
     (i) He has been advised that none of the shares of COMPANY being acquired hereunder have been registered under the Securities Act of 1933 (the "1933 Act").
     (ii) All of the shares of COMPANY being acquired hereunder are being, and will be, acquired and held for investment, not for resale or distribution to the public and not for the purpose of effecting or causing to be effected a public offering of such securities and, further, that none of such securities will be sold, transferred, assigned or disposed of except to, or in trust for the benefit of, members of a FOUNDER's immediate family or their personal representatives, devisees, and legatees, or in accordance with the 1933 Act and the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.
     (iii) He has been advised and is aware of the fact, that by reason of the foregoing investment representations and restrictions upon transfer: (A) the shares of the COMPANY stock must be held indefinitely unless they are subsequently registered under the 1933 Act or an exemption from such registration is available; (B) if Rule 144 of the Rules and Regulations promulgated by the SEC is applicable to any future routine sales of any such securities, such sales can be made only in limited amounts in accordance with the terms and conditions of that Rule; (C) in the case of securities to which that Rule is not applicable, compliance with some applicable disclosure exemption, if any be available, will be required; (D) all of the certificates for the shares of COMPANY's Common Stock issued to him will bear a legend restricting transfer thereof; and (E) the Transfer Agent of the Company's Common Stock will be given "stop-transfer" instructions so as to prevent any illegal transfer of such shares.

(d) He has relied only and exclusively upon his own investigation into COMPANY and its financial condition for purposes of deciding to enter into and close this Agreement and to accept shares of COMPANY in exchange for shares of GEMMA GLOBAL, INC.. He has not relied upon any oral or written representation made by COMPANY or any of its officers or directors or representatives of COMPANY and no representation or statements shall survive the Closing with the sole exception of the representations and warranties contained in this Agreement.

2. EXCHANGE OF SHARES. COMPANY and the STOCKHOLDER agree that at Closing, which shall be immediately after execution of this Agreement by all parties, all 10,000 shares of GEMMA GLOBAL, INC. shall be exchanged with COMPANY for 10,000 shares of the Common Stock of COMPANY to be immediately issued to STOCKHOLDER.

  The COMPANY shares shall be issued in certificates of such denominations, amounts, and names as may be requested by the respective STOCKHOLDER. Time is of the essence.


                                       II
                                  MISCELLANEOUS

1. GOVERNMENTAL REGULATIONS. This Agreement is subject to the terms of all applicable federal, state, and municipal laws, regulations, and decisions, whether existing or enacted hereafter, including the regulations and actions of all governmental administrative agencies and commissions having jurisdiction.

2. ASSIGNMENT AND DELEGATION. Neither party may assign any rights or delegate any duties hereunder without the express prior written consent of the other.

3. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations and understandings which are deemed to have been merged herein. No representations were made or relied upon by either party, other than those expressly set forth herein.

4. MODIFICATION. This writing contains the entire agreement of the parties and shall be amended only by a further writing. No agent, employee, or other representative of any party is empowered to alter any of the terms hereof, including specifically this Paragraph 4, unless done in writing and signed by appropriate corporate officers or by the individuals to be charged.

5. CONSTRUCTION. Whenever required by the context hereof: the masculine gender shall be deemed to include the feminine and neuter; and the singular member shall be deemed to include the plural. Time is expressly declared to be of the essence of this Agreement. This Agreement shall be deemed to have been mutually prepared by all parties and shall not be construed against any particular party as the draftsman. The invalidity of any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part hereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall be declared invalid by a court of competent jurisdiction, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, section or sections, or subsection or subsections had not been inserted.

6. CONTROLLING LAW. The validity, interpretation, and performance of this Agreement shall be controlled by and construed under the laws of the State of Nevada. Venue and jurisdiction of any controversy or claim arising out of, or relating to this Agreement, or the breach thereof, that cannot be resolved by negotiation, shall be in New York, New York. In any legal action or other proceeding involving, arising out of or in any way relating to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs, and expenses of litigation.

7. WAIVER. The failure of any party to object to, or to take affirmative action with respect to, any conduct of any other party which is in violation of the terms of this Agreement shall not be construed as a waiver of such violation or breach, or of any future breach, violation, or wrongful conduct. No delay or failure by any party to exercise any right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver or exhaustion of that or any other right, unless otherwise expressly provided herein.

8. NOTICES. All notices or other communications to be sent as provided for by this Agreement shall be in writing and shall be sent by certified mail, return receipt requested, postage prepaid, to the persons and addresses set forth at the beginning of this Agreement, or such other persons and/or addresses as may hereafter be designated in writing by the parties.

9. HEADINGS. Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

10. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

11. BINDING EFFECT. The provisions of this Agreement shall be binding upon and inure to the benefit of each of the parties and their respective successors and assigns.

12. EFFECTIVE DATE. This Agreement shall be deemed to become effective at 12:01 A.M. on January 1, 1998.

         IN WITNESS WHEREOF, intending to be legally bound, the parties have executed this Agreement the day and year first above written:

  WITNESS:                                         STOCKHOLDER:



                                                   /s/ Edward E. Litwak
________________________________                   --------------------
                                                   EDWARD E. LITWAK



                                                   TREN PROPERTY CORP.

  ATTEST:

                                                   By:  /s/ Edward E. Litwak
                                                        --------------------

________________________________
  Secretary